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                                 PROMISSORY NOTE

            FOR VALUE RECEIVED, the undersigned, Crown Asphalt Corporation, a Utah corporation (hereinafter called "Borrower"), gives this promissory note (the "Note") and promises to pay to the order of MCNIC Pipeline & Processing Company, a Michigan corporation (hereinafter called "Lender"), the principal sum of Two Million Nine Hundred Ninety One Thousand Eight Hundred Sixty Eight Dollars and Sixty Six Cents ($2,991,868.66), together with interest at the "Prime Rate" as published in the Wall Street Journal plus 1% per annum (the "Note Rate") adjusted monthly on the first of each month to reflect any changes in the Prime Rate.

            1. AMOUNT AND PLACE OF PAYMENTS. (a) Beginning on September 20, 1999, and continuing on the 20th day of each month through and including July 20, 2001 (hereinafter called the "Interest Only Period"), the Borrower shall make monthly payments of $20,757.14 which sum is anticipated to pay interest only. If the amount of such payment is greater than the actual accrued interest, the excess will be applied to principal. On each August 20, November 20, February 20, and May 20 during the Interest Only Period, the Borrower will make additional payments as may be necessary to bring interest current. In the year 2001, the Borrower will pay interest current on July 20, and then, beginning on August 20, 2001 and continuing on the 20th day of each month thereafter, the Borrower will make payments of principal and interest in order to amortize the principal balance over 13 years. The amount of the monthly payments will be established based on the principal balance and interest rate in effect on July 20, 2001. For the remainder of the Note, each time the Note Rate changes the principal balance may, at the option of either the Borrower or the Lender, be re-amortized and a new monthly payment amount established (for the balance of the 13 years). The Payments will be applied as provided in this Note. All payments are to be made or given to Lender at 150 West Jefferson, Suite 1700, Detroit, Michigan 48226.

         (b) Notwithstanding the terms of Section 1(a), the Interest Only Period shall be extended until July 20, 2004, and the remaining terms of Section 1(a) will be modified appropriately if Borrower and Lender mutually agree that the Initial Plant (as defined in Operating Agreement for Crown Asphalt Ridge LLC dated as of August 1, 1997, between Borrower and Lender) will never be able to operate commercially.

            2. ADDITIONAL PAYMENTS. Notwithstanding anything in Section 1 to the contrary, the Borrower shall make additional debt service payments (i.e., payments to reduce the principal balance) during the Interest Only Period to the extent the Borrower has "Total Cash Available to Reduce Principal" from its 1999 and 2000 (and 2001, 2002 and 2003 if the mutual agreement specified in Section 1(b) is reached) operations. For purposes of this agreement, "Total Cash Available to Reduce Principal" shall be determined based upon the Borrower's audited financial statements for 1999 and 2000 (and 2001, 2002 and 2003, if applicable) using the following formula: Net Income (a) plus the sum of: (i) depreciation, (ii) amortization, (iii) interest expense on all debt, (iv)

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prepaid expenses; and (v) distributions paid and (b) minus the sum of (i)
principal reduction on all debt paid as scheduled and (ii) interest expense on all debt. The Borrower shall pay the Total Cash Available to Reduce Principal to the Lender. The debt service payments shall be made within 15 days after the audited financial statements are completed by the Borrower's auditors.

            3. RIGHT TO PREPAY. The Borrower shall have the right to prepay or make additional cash payments at any time, without penalty, but such additional cash payments shall not relieve the Borrower's obligation to make timely monthly payments each month as required hereunder.

            4. ADDITIONAL TERMS AND CONDITIONS. This note is issued pursuant to the provisions of a Loan Agreement of even date herewith (the "Loan Agreement"). The Loan Agreement is, by this reference, incorporated herein and made a part hereof. A default under the Loan Agreement shall also be a default under this Note.

            5. LATE CHARGE. A late charge of five percent (5%) of any unpaid payment amount may be collected by Lender for any payment (including an interest only payment) that is not made within ten (10) days of the due date of such payment. In the event the Lender accelerates this Note as permitted herein or this Note is not paid at maturity, interest will accrue at a lesser of five percent (5%) above the interest rate otherwise due or the highest interest rate permitted under the laws of the State of Utah. In the event of default for which the Lender does not accelerate this Note, including the failure of Borrower to provide the financial statements as required under the Loan Agreement, the applicable interest rate on this Note, for a period beginning ten (10) days after written notice of such default and ending upon the curing of said noticed default, shall increase one quarter of one percent (.25%) for the first 30 days of said default and increase an additional one quarter of one percent (.25%) during each 30 day period thereafter during which the noticed default continues. Such default interest rates shall apply to the outstanding principal balance of this Note. Upon the curing of the noticed default, the interest rate of this Note shall revert to the initially agreed-upon interest rate effective on the date on which the default is cured. Such late fees and default interest shall be assessable without any prior notice by the holder to the Borrower that a payment is late.

            6. APPLICATION OF PAYMENTS. All payments on account of this Note shall first be applied to the payment of any late fees, costs, fees (including attorneys' fees), and charges; second, to accrued and unpaid interest; and third, to the reduction of principal.

            7. DEFAULT. The occurrence of an Event of Default under the Loan Agreement will constitute a default under this Note.


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                                PROMISSORY NOTE
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            8. ACCELERATION. In the event this Note shall be in default, the
Lender may declare the entire unpaid balance of this Note, together with interest accrued thereon and other charges as provided for in this Note, to be immediately due and payable and may proceed to exercise any rights or remedies that the Lender may have under this Note, the Loan Agreement, or such other rights and remedies which the holder may have at law or in equity.

            9. REMEDIES CUMULATIVE. The Lender is not required to first proceed against any collateral for payment of this Note. All remedies conferred by this Note, or by the Loan Agreement, shall be cumulative, and none is exclusive.

            10. ATTORNEY'S FEES. In the event of a default or breach of this Note, the Borrower agrees to pay and be responsible for all reasonable attorney's fees and/or costs of collection or enforcement incurred by the Lender as a result of such default, including, without limitation, any attorneys fees incurred in the giving of any notice as a result of any such breach or default, and further including, without limitation, any attorneys fees incurred by Lender in taking possession of and foreclosing against any collateral. The Lender shall be entitled to recover its attorney's fees and costs whether or not it actually files litigation against the Borrower. Such fees and costs shall be due and payable immediately on the Lender's demand.

            11. WAIVER OF PRESENTMENT. Except as otherwise provided herein, presentment or other demand for payment, notice of dishonor, and protest are hereby expressly waived by the undersigned.

                  DATED July 20, 1999.

BORROWER:

Crown Asphalt Corporation, a Utah corporation

By:
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Jay Mealey, President


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